As filed with the Securities and Exchange Commission on October 30, 2003

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                     FORM 10
                                 Amendment No. 3


                   GENERAL FORM FOR REGISTRATION OF SECURITIES
     Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
                            ------------------------

                             Kronos Worldwide, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware
(State or other jurisdiction of                     76-0294959
 incorporation or organization)          (I.R.S. Employer Identification No.)

                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697
                                 (972) 233-1700
    (Address, including zip code, and telephone number, including area code, of principal executive offices)


        Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of Each Exchange on Which
Title of Each Class to be so Registered         Each Class is to be Registered
------------------------------------------     --------------------------------
 Common Stock, par value $.01 per share             New York Stock Exchange

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     Securities to be registered pursuant to Section 12(g) of the Act: None

                         -------------------------------

                        Copies of Communications Sent To:

                               Don M. Glendenning
                                 Toni Weinstein
                            Locke Liddell & Sapp LLP
                          2200 Ross Avenue, Suite 2200
                               Dallas, Texas 75201
                            Telephone: (214) 740-8000
                            Facsimile: (214) 740-8800

                         -------------------------------



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                             KRONOS WORLDWIDE, INC.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE

                          CROSS-REFERENCE SHEET BETWEEN
                   INFORMATION STATEMENT AND ITEMS OF FORM 10

Item No.    Item Caption                     Location in Information Statement
--------    -------------------------------  -----------------------------------

Item 1.     Business                         "Summary"  (p. 1),  "Risk  Factors"
                                             (p.  8),  "Relationships  Among NL,
                                             Kronos and Their  Affiliates  After
                                             the    Distribution"    (p.    23),
                                             "Management's     Discussion    and
                                             Analysis of Financial Condition and
                                             Results  of  Operations"  (p.  28),
                                             "Business" (p. 47)

Item 2.     Financial Information            "Selected  Financial Data" (p. 26),
                                             "Management's     Discussion    and
                                             Analysis of Financial Condition and
                                             Results of Operations" (p. 28)

Item 3.     Properties                       "Business-Properties" (p. 52)


Item 4.     Security Ownership of Certain    "Principal Stockholders" (p. 59)
            Beneficial Owners and Management


Item 5.     Directors and Executive Officers "Management" (p. 53)


Item 6.     Executive Compensation           "Management" (p. 53)



Item 7.     Certain Relationships and        "Relationships Among NL, Kronos and
            Related Transactions             Their    Affiliates    After    the
                                             Distribution"   (p.  23),  "Certain
                                             Relationships      and      Related
                                             Transactions"        (p.       63),
                                             "Consolidated Financial Statements"
                                             (p. FB-1)


Item 8.     Legal Proceedings                "Business-Legal Proceedings" (p. 52)


Item 9.     Market Price and Dividends       "Summary"  (p. 1), "Risk  Factors,"
            on the Registrant's Common       (p. 8), "The Distribution" (p. 16),
            Equity and Related Stockholder   "Dividend    Policy"    (p.    25),
            Matters                          "Description  of Capital Stock" (p.
                                             66)



Item 11.    Description of Registrant's      "Description of Capital Stock" (p. 66)
            Securities to be Registered


Item 12.    Indemnification of Directors     "Description       of       Capital
            and Officer                      Stock--Liability                and
                                             Indemnification  of  Directors  and
                                             Officers" (p. 68)


Item 13.    Financial Statements and         "Unaudited   Pro  Forma   Condensed
            Supplementary Data               Consolidated  Financial Statements"
                                             (p. FA-1);  "Consolidated Financial
                                             Statements" (p. FB-1)

Item 15.    Financial Statements and         "Unaudited   Pro  Forma   Condensed
            Exhibits                         Consolidated  Financial Statements"
                                             (p. FA-1);  "Consolidated Financial
                                             Statements" (p. FB-1)

II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10. Recent Sales of Unregistered Securities

     None.

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Item 14.  Changes  in and  Disagreements  with  Accountants  on  Accounting  and
Financial Disclosure

     None.

Item 15. Financial Statements and Exhibits

          (a) Financial Statement Schedules:
              Schedule I - Condensed Financial Information of Registrant**
              Schedule II - Valuation and Qualifying Accounts**

          (b) Exhibits:

Exhibit Number Description
-------------- -----------------------------------------------------------------

2.1** Form of Distribution Agreement between NL Industries, Inc. and Kronos Worldwide, Inc.


3.1** First Amended and Restated Certificate of Incorporation of Kronos Worldwide, Inc.


3.2**          Amended and Restated Bylaws of Kronos Worldwide, Inc.


4.1**          Form of Common Stock Certificate of Kronos Worldwide, Inc.

4.2 Indenture governing the 8.875% Senior Secured Notes due 2009, dated as of June 28, 2002, between Kronos International, Inc. and The Bank of New York, as trustee - incorporated by reference to
               Exhibit 4.1 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002
4.3 Form of certificate of 8.875% Senior Secured Note due 2009 (included as Exhibit A to Exhibit 4.2) - incorporated by reference to Exhibit 4.2 to Kronos International, Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
4.4 Form of certificate of 8.875% Senior Secured Note due 2009 (included as Exhibit B to Exhibit 4.2) - incorporated by reference to Exhibit 4.3 to Kronos International Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
4.5 Purchase Agreement, dated as of June 19, 2002, among Kronos International, Inc., Deutsche Bank AG London, Dresdner Bank AG, London Branch, and Commerzbank Aktiengesellschaft, London Branch
               - incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.6 Registration Rights Agreement, dated as of June 28, 2002, among Kronos International, Inc., Deutsche Bank AG London, Dresdner Bank AG, London Branch, and Commerzbank Aktiengesellschaft, London Branch - incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.7 Collateral Agency Agreement, dated as of June 28, 2002, among The Bank of New York, U.S. Bank, N.A. and Kronos International, Inc. (filed herewith only with respect to Sections 2, 5, 6 and 8 thereof) - incorporated by reference to Exhibit 4.6 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.8 Security Over Shares Agreement (shares of Kronos Limited), dated June 28, 2002, between Kronos International, Inc. and The Bank of New York, U.S., as trustee - incorporated by reference to Exhibit
               4.7 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.9 Pledge of Shares (shares of Kronos Denmark ApS), dated June 28, 2002, between Kronos International, Inc. and U.S. Bank, N.A., as collateral agent - incorporated by reference to Exhibit 4.8 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.10 Pledge Agreement (pledge of shares of Societe Industrielle du Titane, S.A.), dated June 28, 2002, between Kronos International, Inc. and U.S. Bank, N.A., as collateral agent - incorporated by reference to Exhibit 4.9 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
4.11 Partnership Interest Pledge Agreement (pledge of fixed capital contribution in Kronos Titan GmbH & Co. OHG), dated June 28, 2002, between Kronos International, Inc. and U.S. Bank, N.A., as collateral agent - incorporated by reference to Exhibit 4.10 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
10.1**         Form of Tax Agreement  between Valhi,  Inc. and Kronos Worldwide,
               Inc.

10.2**         Form of Intercorporate  Services Agreement between Contran,  Inc.
               and Kronos Worldwide, Inc.
10.3** Form of Promissory Note made by Kronos Worldwide, Inc. in favor of NL Industries, Inc.

10.4**         Form of Kronos Worldwide, Inc. Long-Term Incentive Plan

10.5 (euro)80,000,000 Facility Agreement, dated June 25, 2002, among Kronos Titan GmbH & Co. OHG, Kronos Europe S.A./N.V., Kronos Titan A/S and Titania A/S, as borrowers, Kronos Titan GmbH & Co. OHG, Kronos Europe S.A./N.V. and Kronos Norge AS, as guarantors, Kronos Denmark ApS, as security provider, Deutsche Bank AG, as mandated lead arranger, Deutsche Bank Luxembourg S.A., as agent and security agent, and KBC Bank NV, as fronting bank, and the financial institutions listed in Schedule 1 thereto, as lenders - incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended June 30, 2002.
10.6 Lease Contract, dated June 21, 1952, between Farbenfabrieken Bayer Aktiengesellschaft and Titangesellschaft mit beschrankter Haftung (German language version and English translation thereof)
               - incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K of NL Industries, Inc. for the year ended December 31, 1985.
10.7 Contract on Supplies and Services, dated as of June 30, 1995, among Bayer AG, Kronos Titan-GmbH & Co. OHG and Kronos International, Inc. (English translation from German language document) - incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended September 30, 1995.
10.8 Master Technology Exchange Agreement, dated as of October 18, 1993, among Kronos Worldwide, Inc. (f/k/a Kronos, Inc.), Kronos Louisiana, Inc., Kronos International, Inc., Tioxide Group Limited and Tioxide Group Services Limited - incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q of NL Industries, Inc. for the quarter ended September 30, 1993.
10.9 Services Agreement, dated as of January 1, 1995, amended as of April 1, 2002, among NL Industries, Inc., Kronos (US), Inc. and Kronos International, Inc. - incorporated by reference to Exhibit
               10.6 to Kronos International, Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
10.10 Form of Kronos Cost Sharing Agreement, effective as of January 1, 2002, among Kronos International, Inc., Kronos Europe S.A./N.V., Kronos (US), Inc., NL Industries, Inc., Kronos Titan GmbH & Co. OHG, Societe Industrielle du Titane, S.A., Kronos Titan A/S, Titania A/S, Kronos Limited, Kronos Canada, Inc., Kronos Denmark ApS and Kronos Louisiana Inc. - incorporated by reference to
               Exhibit 10.8 to Kronos International, Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
10.11 Form of Assignment and Assumption Agreement, dated as of January 1, 1999, between Kronos (US), Inc. and Kronos International, Inc.
               - incorporated by reference to Exhibit 10.9 to Kronos International, Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
10.12 Form of Cross License Agreement, effective as of January 1, 1999, between Kronos Inc. (formerly known as Kronos (USA), Inc.) and Kronos International, Inc. - incorporated by reference to Exhibit
               10.10 to Kronos International, Inc.'s Registration Statement on Form S-4 (File No. 333-100047).
10.13*** Richards Bay Slag Sales Agreement, dated May 1, 1995, between Richards Bay Iron and Titanium (Proprietary) Limited and Kronos Worldwide, Inc. (f/k/a Kronos, Inc.) - incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K for NL Industries, Inc. for the year ended December 31, 1995.
10.14*** Amendment to Richards Bay Slag Sales Agreement, dated May 1, 1999, between Richards Bay Iron and Titanium (Proprietary) Limited and Kronos Worldwide, Inc. (f/k/a Kronos, Inc.) - incorporated by reference to Exhibit 10.4 to the Annual Report on Form 10-K for NL Industries, Inc. for the year ended December 31, 1999.
10.15*** Amendment to Richards Bay Slag Sales Agreement, dated June 1, 2001, between Richards Bay Iron and Titanium (Proprietary) Limited and Kronos Worldwide, Inc. (f/k/a Kronos, Inc.) - incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K for NL Industries, Inc. for the year ended December 31, 2001.
10.16*** Amendment to Richards Bay Slag Sales Agreement dated December 20, 2002 between Richards Bay Iron and Titanium (Proprietary) Limited and Kronos Worldwide, Inc. (f/k/a Kronos, Inc.) - incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K for NL Industries, Inc. for the year ended December 31, 2002.
10.17*** Agreement between Sachtleben Chemie GmbH and Kronos Titan-GmbH effective December 30, 1986 - incorporated by reference to
               Exhibit 10.1 of Kronos International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
10.18 Supplementary Agreement to the Agreement of December 30, 1986 between Sachtleben Chemie GmbH and Kronos Titan-GmbH dated May 3, 1996 - incorporated by reference to Exhibit 10.2 of Kronos International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

10.19 Second Supplementary Agreement to the Contract dated December 30, 1986 between Sachtleben Chemie GmbH and Kronos Titan-GmbH dated January 8, 2002 - incorporated by reference to Exhibit 10.3 of Kronos International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
10.20 Formation Agreement dated as of October 18, 1993 among Tioxide Americas Inc., Kronos Louisiana, Inc. and Louisiana Pigment Company, L.P. - incorporated by reference to Exhibit 10.2 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.21 Joint Venture Agreement dated as of October 18, 1993 between Tioxide Americas Inc. and Kronos Louisiana, Inc. - incorporated by reference to Exhibit 10.3 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.22 Kronos Offtake Agreement dated as of October 18, 1993 between Kronos Louisiana, Inc. and Louisiana Pigment Company, L.P. - incorporated by reference to Exhibit 10.4 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.23 Amendment No. 1 to Kronos Offtake Agreement dated as of December 20, 1995 between Kronos Louisiana, Inc. and Louisiana Pigment Company, L.P. ? incorporated by reference to Exhibit 10.22 to NL Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.
10.24 Tioxide Americas Offtake Agreement dated as of October 18, 1993 between Tioxide Americas Inc. and Louisiana Pigment Company, L.P.
               - incorporated by reference to Exhibit 10.5 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.25 Amendment No. 1 to Tioxide Americas Offtake Agreement dated as of December 20, 1995 between Tioxide Americas Inc. and Louisiana Pigment Company, L.P. - incorporated by reference to Exhibit
               10.24 to NL Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.
10.26 TCI/KCI Output Purchase Agreement dated as of October 18, 1993 between Tioxide Canada Inc. and Kronos Canada, Inc. - incorporated by reference to Exhibit 10.6 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.27 TAI/KLA Output Purchase Agreement dated as of October 18, 1993 between Tioxide Americas Inc. and Kronos Louisiana, Inc. - incorporated by reference to Exhibit 10.7 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.28 Master Technology Exchange Agreement dated as of October 18, 1993 among Kronos Worldwide, Inc. (f/k/a Kronos, Inc.), Kronos Louisiana, Inc., Kronos International, Inc., Tioxide Group Limited and Tioxide Group Services Limited - incorporated by reference to Exhibit 10.8 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.29 Parents' Undertaking dated as of October 18, 1993 between ICI American Holdings Inc. and Kronos Worldwide, Inc. (f/k/a Kronos, Inc.) - incorporated by reference to Exhibit 10.9 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.30 Allocation Agreement dated as of October 18, 1993 between Tioxide Americas Inc., ICI American Holdings, Inc., Kronos Worldwide, Inc. (f/k/a Kronos, Inc.) and Kronos Louisiana, Inc. - incorporated by reference to Exhibit 10.10 to NL Industries, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
10.31 Purchase Agreement dated January 4, 2002 by and among Kronos Worldwide, Inc. (f/k/a Kronos, Inc.) as the Purchaser, and Big Bend Holdings LLC and Contran Insurance Holdings, Inc., as Sellers regarding the sale and purchase of EWI RE, Inc. and EWI RE, Ltd. - incorporated by reference to Exhibit 10.40 to the NL Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

10.32** Amendment dated August 11, 2003 to the Contract on Supplies and Services among Bayer AG, Kronos Titan-GmbH & Co. OHG and Kronos International (English translation of German language document).


21.1**         Subsidiaries.



99.1*          Preliminary Information Statement dated October 30, 2003.


--------------------------

*    Filed herewith.
**   Previously filed.
*** Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     KRONOS WORLDWIDE, INC.
                            By:      /s/ Robert D. Graham
                                     -----------------------------------
                                     Robert D. Graham
                                     Vice President, General Counsel & Secretary



Dated:  October 30, 2003



























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